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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 29, 2001

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                                 WorldCom, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

    Georgia                          0-11258                   58-1521612
(State or Other                   (Commission File           (IRS Employer
Jurisdiction of                       Number)             Identification Number)
Incorporation)

                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (601) 460-5600

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Item 9. Regulation FD Disclosure.

During a conference with investors in WorldCom, Inc. (the "Company") held on August 29, 2001, the Company reiterated WorldCom group financial guidance for 2001 and announced a reduction in WorldCom group's 2002 capital spending plan to approximately $5.5 billion. The Company further stated that consolidated 2002 capital spending for the Company is expected to be approximately $6 billion. Increased capital efficiency is enabling the reduced spending while supporting the Company's current growth rate and strategic initiatives.

The foregoing are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company's filings with the SEC may be obtained without charge from the SEC's website at http://www.sec.gov. Holders of the Company's stock may also obtain each of these documents for free by directing your request to WorldCom, Inc., c/o Investor Relations Department, 500 Clinton Center Drive, Clinton, Mississippi 39056.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WorldCom, Inc.


                                            By:/s/  Scott D. Sullivan
                                               ---------------------------------
                                                   Scott D. Sullivan
                                                   Chief Financial Officer

Date: August 29, 2001